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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     October 12, 2000
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                           Unigraphics Solutions Inc.
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               (Exact Name of Registrant as Specified in Charter)



       Delaware                   1-14155                    75-2728894
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    (State or Other             (Commission               (I.R.S. Employer
    Jurisdiction of            File Number)            Identification Number)
    Incorporation)



13736 Riverport Drive, Maryland Heights, Missouri              63043
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: 314-344-5900
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 5, 2000, Unigraphics Solutions Inc., a Delaware corporation ("Parent"), UGS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Engineering Animation, Inc., a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, on September 13, 2000, Purchaser commenced a cash tender offer for all outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock") and the related rights to purchase shares of the Series A Junior Participating Preferred Stock of the Company issued pursuant to the Company Rights Plan, dated as of January 1, 1996 by and between the Company and First Chicago Trust Company of New York, as Rights Agent, for a price of $13.75 net per share upon the terms and conditions set forth in the Offer to Purchase dated September 13, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constituted the "Offer"). Purchaser acquired approximately 10,896,929 shares of Common Stock pursuant to the Offer, which expired on October 11, 2000. The acquired shares represented more than 90% of the Company's outstanding Common Stock.

         On October 23, 2000, Purchaser merged with and into the Company (the "Merger") pursuant to the Merger Agreement without a vote of the Company's shareholders in accordance with Section 253 of the Delaware General Corporation Law. Following the Merger, the Company continued as the surviving corporation and became a wholly owned subsidiary of Parent, and the separate corporate existence of Purchaser ceased. As of the effective time of the Merger, each share of Common Stock then outstanding (other than shares held by the Company or any of its subsidiaries, Parent or Purchaser) was canceled and converted automatically into the right to receive $13.75 per share, net to the seller in cash, without interest thereon. The Company's Common Stock, previously traded on the Nasdaq National Market under the symbol "EAII," was deregistered following the Merger.

         The total amount of funds required to purchase all of the outstanding Common Stock was approximately $166,157,858. Purchaser obtained all funds needed for the Offer and the Merger through advances made by Parent. Parent obtained the funds for such advances from borrowings under the Intercompany Credit Agreement dated as of January 1, 1998, as amended on September 1, 2000, between Parent and Electronic Data Systems Corporation, a Delaware corporation and Parent's controlling shareholder ("EDS").

         The terms of the Offer and the Merger and the relationships between the Company and Purchaser, Parent and EDS, and the Company and the respective directors and executive officers of Purchaser, Parent and EDS, were described in the Offer to Purchase dated September 13, 2000 filed as an exhibit to the Schedule TO (File No. 005-48517) filed by Purchaser, Parent and EDS, which is incorporated herein by reference. The terms of the Offer and the Merger were established through arm's length negotiations between Purchaser, Parent and the Company.

         The Company is the leader in Internet-enabled visual process management, collaboration, analysis and communication solutions for extended manufacturing enterprises.



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The Company's solutions, which include e-Vis(TM) (www.e-vis.com), Open
Enterprise Visualization(TM) and Virtual Factory, help manufacturing companies drive down costs while improving business practices, efficiency, quality and time-to-market. The Company maintains its corporate headquarters and technology center in Ames, Iowa, and has offices worldwide. Parent intends to use property, plant and equipment acquired pursuant to the Merger to continue the Company's business as described above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired

         Financial statements required by this Item 7 are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment not later than December 25, 2000.

         (b)  Pro Forma Financial Information

         Pro forma financial information required by this Item 7 are not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment not later than December 25, 2000.

         (c)  Exhibits

                  2.1 Agreement and Plan of Merger, dated as of September 5, 2000, by and among Parent, Purchaser and the Company, incorporated herein by reference to Exhibit
                           (d)(1) to the Schedule TO (File No. 005-48517) filed by Parent and Purchaser on September 13, 2000.*

                  99.1 Offer to Purchase dated September 13, 2000, filed as Exhibit (a)(1)(A) to the Schedule TO (File No. 005-48517) filed by Parent and Purchaser on September 13, 2000.

         * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Unigraphics Solutions Inc.
                                  (Registrant)


Date:  October 27, 2000           By:   /s/ Douglas E. Barnett
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                                        Name:    Douglas E. Barnett
                                        Title:   Vice President, Chief Financial
                                                 Officer





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